Exhibit 10.9

PROMISSORY NOTE

$[ ]	[ ], 2015

Loan and Rate:

For value received, Gabelli Securities, Inc., a Delaware corporation (the “Borrower”), promises to pay to GAMCO Investors, Inc., a Delaware corporation (the “Lender”), or to Lender’s order, the principal amount of                                   U.S. Dollars ($                       ), and to pay interest thereon from the date first written above at the annual rate of four percent (4.0%) on the terms and subject to the conditions set forth below.

Payment:

The outstanding principal amount under this Note, and all accrued and unpaid interest thereon, shall be due upon the earlier of (i) five business days after the Lender gives written notice to the Borrower demanding repayment of this Note or (ii) the fifth anniversary of the date this Note.  The Borrower may at any time repay all or any portion of the outstanding principal amount of this Note together with all accrued and unpaid interest on the principal amount of this Note that is repaid.

Interest on all outstanding amounts under this Note shall be paid no later than annually on or before each anniversary of the date of this Note, or at such other time or times as agreed to by the Lender and the Borrower.

Default:

In the event that any payment of interest or principal is not received by the Lender within fifteen (15) days of the due date, then the entire principal balance together with all accrued and unpaid interest plus any other amounts then owing pursuant to this Note shall, without curing the default hereunder and to the extent permitted by law, thereafter bear interest at the annual rate of fifteen percent (15%). If any default occurs in any payment due under this Note, Borrower promises to pay all reasonable costs and expenses, including attorneys’ fees and expenses, incurred by the Lender in collecting or attempting to collect the indebtedness under this Note.

Assignment

Neither Lender nor Borrower may assign its rights hereunder without the consent of the other party, except that Lender may assign its rights hereunder to Associated Capital Group, Inc. without the consent of Borrower.

Governing Law:

This Note shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles.

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IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered as of the day and year first above written.

BORROWER:

GABELLI SECURITIES, INC.

By:
	Name:	Douglas R. Jamieson
	Its:	President

ACCEPTED AND AGREED:

LENDER:

GAMCO INVESTORS, INC.

By:
Name:
Its: